UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

form 8-K

current report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 15, 2005

Atmospheric Glow Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	333-11591 (Commission File Number	62-1647888 (IRS Employer Identification Number)

_____________________________________

924 Corridor Park Blvd
Knoxville, Tennessee 37932-3723
(865) 777-3776

(Address, zip code and telephone number of principal executive offices)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

information to be included in the report

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

See disclosure with respect to loan made by Kimberly Kelly-Wintenberg, and Thomas W. Reddoch below.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 15, 2005 Kimberly Kelly-Wintenberg, President, Chief Operating Officer, a director and a shareholder of Atmospheric Glow Technologies, Inc. ("AGT") together with Alan Wintenberg, her husband and an officer of AGT, and Thomas W. Reddoch, Chief Executive Officer, a director and a shareholder of AGT, each loaned AGT $50,000. The principal is payable on or before November 14, 2006 and bears interest at a rate of 10% per annum. At the option of the lender, the principal may be converted into Common Shares of the Company at the lowest price that shares were sold by AGT in any private placement during the term of the loan, but in no event at a price greater than $0.15 per share. Each of the lenders also is entitled to receive 50,000 Common Shares of the Company as an inducement to make the loan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Atmospheric Glow Technologies, Inc.

Date: November 16, 2005 By: /s/ Thomas W. Reddoch

Thomas W. Reddoch, Chairman and Chief Executive Officer